EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be relied on by any person for any other purpose.

Each of the undersigned hereby certifies as follows:

The Annual Report on Form 10-K of the issuer (the “Report”), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 15th day of April, 2008.

/s/ Thaddeus M. Williams
Thaddeus M. Williams, Chief Executive Officer
(Principal Executive Officer)

/s/ Lisa J. Maxwell
Lisa J. Maxwell, Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the issuer and will be retained by the issuer and furnished to the Securities and Exchange Commission or its staff upon request.